                                                                      EXHIBIT 99
[ALLETE LOGO]


                                           For Release:       October 30, 2006
                                           CONTACT:           Eric Olson
                                                              218-723-3947
                                                              eolson@allete.com

                                           INVESTOR           Tim Thorp
                                           CONTACT:           218-723-3953
                                                              tthorp@allete.com
NEWS

         ALLETE THIRD QUARTER EPS FROM CONTINUING OPERATIONS RISES 34%; 2006 EARNINGS NOW PROJECTED TO BE NEAR THE UPPER END OF GUIDANCE RANGE

ALLETE, Inc. (NYSE: ALE) today reported earnings from continuing operations of 78 cents per share in the third quarter of 2006, a 34 percent increase over the 58 cents per share recorded in the third quarter a year ago. Net income for the quarter was $21.8 million on revenue of $199.1 million.

Income from ALLETE's energy businesses was up 26 percent from a year ago, driven by higher industrial power sales to taconite facilities, paper mills and petroleum pipelines and by additional summer cooling load needed by municipal, residential, and commercial customers. Returns on ALLETE's investment in the American Transmission Company also contributed to income. ALLETE had invested $35.2 million in ATC by the end of the third quarter.

ALLETE Properties income, which was 28 percent higher than in the third quarter of 2005, continued to benefit from contract closings, recognition of deferred profit from earlier sales at ALLETE's Town Center at Palm Coast development project and from other non-project property sales. ALLETE Properties had $114.5 million in land sales under contract as of Sept. 30, 2006.

"We're very pleased with the earnings momentum demonstrated by our two primary businesses," said Don Shippar, ALLETE's chairman, president and CEO. "We now expect to be near the upper end of our 2006 earnings guidance range."

ALLETE's 2006 earnings guidance, issued in February, projected earnings per share growth of 15 to 20 percent compared with 2005. The guidance was based on diluted earnings from continuing operations in 2005 of $2.26 per share, which excluded transactions not representative of ongoing operations.

ALLETE's corporate headquarters are located in Duluth, Minnesota. ALLETE provides energy services in the upper Midwest and has significant real estate holdings in Florida. More information about the company is available on ALLETE's Web site, www.allete.com.
          --------------

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       ###

                         [recycle logo] RECYCLED PAPER
            ALLETE - 30 WEST SUPERIOR STREET, DULUTH, MINNESOTA 55802
                                 WWW.ALLETE.COM

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ALLETE NEWS RELEASE                                                       PAGE 2
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
                                                            ALLETE, INC.
                                                  CONSOLIDATED STATEMENT OF INCOME
                                         FOR THE PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
                                                 Millions Except Per Share Amounts
                                                                                  QUARTER ENDED                 YEAR TO DATE
                                                                               2006           2005           2006          2005
------------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUE                                                             $199.1         $177.4         $569.9        $545.1
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OPERATING EXPENSES
     Fuel and Purchased Power                                                   79.5           65.4          211.9         201.9
     Operating and Maintenance                                                  68.7           67.4          220.0         211.8
     Kendall County Charge                                                         -              -              -          77.9
     Depreciation                                                               12.2           11.9           36.6          35.7
------------------------------------------------------------------------------------------------------------------------------------
         Total Operating Expenses                                              160.4          144.7          468.5         527.3
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OPERATING INCOME FROM CONTINUING OPERATIONS                                     38.7           32.7          101.4          17.8
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OTHER INCOME (EXPENSE)
     Interest Expense                                                           (7.3)          (6.6)         (20.1)        (20.1)
     Other                                                                       3.7            0.4            8.8          (2.3)
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         Total Other Expense                                                    (3.6)          (6.2)         (11.3)        (22.4)
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INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE MINORITY INTEREST AND INCOME TAXES                                  35.1           26.5           90.1          (4.6)
MINORITY INTEREST                                                                1.1            1.0            3.2           2.4
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INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                        34.0           25.5           86.9          (7.0)
INCOME TAX EXPENSE (BENEFIT)                                                    12.1            9.7           32.6          (0.4)
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                       21.9            15.8           54.3          (6.6)
LOSS FROM DISCONTINUED OPERATIONS - NET OF TAX                                 (0.1)           (0.6)          (0.5)         (1.1)
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                             $ 21.8          $15.2         $ 53.8        $ (7.7)
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OF COMMON STOCK
     Basic                                                                      27.8           27.4           27.7          27.3
     Diluted                                                                    27.9           27.5           27.8          27.3
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BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     Continuing Operations                                                     $0.78          $0.58          $1.96        $(0.24)
     Discontinued Operations                                                       -          (0.02)         (0.02)        (0.04)
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                                                                               $0.78          $0.56          $1.94        $(0.28)
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DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     Continuing Operations                                                     $0.78          $0.58          $1.95        $(0.24)
     Discontinued Operations                                                       -          (0.02)         (0.02)        (0.04)
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                                                                               $0.78          $0.56          $1.93        $(0.28)
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DIVIDENDS PER SHARE OF COMMON STOCK                                          $0.3625        $0.3150        $1.0875       $0.9300
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

                       CONSOLIDATED BALANCE SHEET
                                Millions
                                                SEPT. 30,      DEC. 31,
                                                  2006          2005
----------------------------------------------------------------------
ASSETS
Cash and Cash Equivalents                       $   51.4      $   89.6
Short-Term Investments                             121.6         116.9
Other Current Assets                               135.5         167.0
Property, Plant and Equipment                      877.9         860.4
Investments                                        165.1         117.7
Discontinued Operations                                -           2.6
Other                                               49.4          44.6
----------------------------------------------------------------------
TOTAL ASSETS                                    $1,400.9      $1,398.8
----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                             $   82.6      $  106.7
Long-Term Debt                                     385.2         387.8
Other Liabilities                                  287.3         288.5
Discontinued Operations                                -          13.0
Shareholders' Equity                               645.8         602.8
----------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $1,400.9      $1,398.8
----------------------------------------------------------------------

ALLETE NEWS RELEASE                                                       PAGE 3
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
                                                                                  QUARTER ENDED                 YEAR TO DATE
                                                                                  SEPTEMBER 30,                 SEPTEMBER 30,
ALLETE, INC.                                                                   2006           2005           2006           2005
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
INCOME (LOSS)
Millions

   Regulated Utility <F1>                                                     $13.7          $10.6          $33.5          $31.3
   Nonregulated Energy Operations <F1><F2>                                      1.1            1.6            2.9          (47.3)
   ATC                                                                          0.6              -            0.6              -
   Real Estate                                                                  5.1            4.0           15.7           13.7
   Other                                                                        1.4           (0.4)           1.6           (4.3)
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   Income (Loss) from Continuing Operations                                    21.9           15.8           54.3           (6.6)
   Loss from Discontinued Operations                                           (0.1)          (0.6)          (0.5)          (1.1)
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   Net Income (Loss)                                                          $21.8          $15.2          $53.8          $(7.7)
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DILUTED EARNINGS (LOSS) PER SHARE
   Continuing Operations <F2>                                                 $0.78          $0.58          $1.95         $(0.24)
   Discontinued Operations                                                        -          (0.02)         (0.02)         (0.04)
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                                                                              $0.78          $0.56          $1.93         $(0.28)
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
<F1> In 2006, financial results for ALLETE's Taconite  Harbor Energy Center are  included in the Regulated Utility segment. In 2005,
     Taconite Harbor is included in the Nonregulated Energy Operations segment.
<F2> In April 2005, ALLETE  recorded a $50.4 million, or $1.84 per  diluted share, charge related  to the assignment of  the Kendall
     County power purchase agreement.

                                                                                  QUARTER ENDED                 YEAR TO DATE
                                                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                                                               2006           2005           2006           2005
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
STATISTICAL DATA

CORPORATE
   Common Stock
       High                                                                   $49.30         $51.70         $49.30         $51.70
       Low                                                                    $43.26         $42.80         $42.99         $35.65
       Close                                                                  $43.45         $45.81         $43.45         $45.81
   Book Value                                                                 $21.26         $19.57         $21.26         $19.57

KILOWATTHOURS SOLD
Millions

   Regulated Utility
       Retail and Municipals
           Residential                                                         263.0          254.5          800.1          804.2
           Commercial                                                          361.7          346.6        1,005.9          986.9
           Industrial                                                        1,836.9        1,782.8        5,429.1        5,306.8
           Municipals                                                          248.6          236.0          684.0          657.3
           Other                                                                20.8           20.7           59.4           59.2
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                                                                             2,731.0        2,640.6        7,978.5        7,814.4
       Other Power Suppliers                                                   584.3          261.3        1,604.9          864.9
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                                                                             3,315.3        2,901.9        9,583.4        8,679.3
   Nonregulated Energy Operations                                               60.4          405.8          181.3        1,159.6
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                                                                             3,375.7        3,307.7        9,764.7        9,838.9
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REAL ESTATE

   Town Center Development Project
       Commercial Square Footage Sold                                        114,300        246,000        364,995        643,000
       Residential Units                                                         356              -            542              -

   Palm Coast Park Development Project
       Residential Units                                                         200              -            200              -

   Other Land
       Acres Sold                                                                242            521            708          1,058
       Lots Sold                                                                   -              -              -              7
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

[THIS EXHIBIT HAS BEEN FURNISHED AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE IN ANY FILING UNDER THE SECURITIES ACT OF 1933, EXCEPT AS SHALL BE EXPRESSLY SET FORTH BY SPECIFIC REFERENCE IN SUCH FILING.]